Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85104 of Herley Industries, Inc. on Form S-3 of our report dated October 15, 2002, appearing in this Annual Report on Form 10-K of Herley Industries, Inc. for the year ended July 28, 2002.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
October 25, 2002